EXHIBIT 16

SCUDDER VARIABLE SERIES I

Power of Attorney

We, the undersigned Trustees of SVS I Bond Portfolio (the “Fund”), hereby severally constitute and appoint Daniel O. Hirsh, John Millette and Caroline Pearson, and each of them singly, our true and lawful attorney and agent, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, any Registration Statement on Form N-14 for the Fund and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ DAWN-MARIE DRISCOLL Dawn-Marie Driscoll	Trustee	February 11, 2005

/s/ HENRY P. BECTON, JR. Henry P. Becton, Jr.	Trustee	February 11, 2005

/s/ KEITH R. FOX Keith R. Fox	Trustee	February 11, 2005

Louis E. Levy	Trustee	February , 2005

/s/ JEAN GLEASON STROMBERG Jean Gleason Stromberg	Trustee	February 11, 2005

/s/ JEAN C. TEMPEL Jean C. Tempel	Trustee	February 11, 2005

Carl W. Vogt	Trustee	February , 2005